UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010
___________

CENTRAL VIRGINIA BANKSHARES, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	000-24002 (Commission File Number)	54-1467806 (IRS Employer Identification No.)
2036 New Dorset Road, P. O. Box 39 Powhatan, Virginia (Address of Principal Executive Offices)	23139 (Zip Code)

Registrant’s telephone number, including area code:  (804) 403-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 1, 2010, Central Virginia Bankshares, Inc. (the “Company”) received a notice from the Nasdaq Stock Market that it currently is not in compliance with Nasdaq’s Marketplace Rule 5450(b)(1)(C), which requires it to maintain a minimum Market Value of Publically Held Shares (“MVPHS”) of $5,000,000.  In accordance with Marketplace Rule 5810(c)(3)(D), the Company is provided a grace period of 180 calendar days, or until December 28, 2010, in which to regain compliance with the MVPHS rule.  If at anytime during the grace period the Company’s MVPHS closes at $5,000,000 or more for a minimum of ten consecutive business days, the Company will have complied with the rule and the matter will be closed. If compliance with the rule cannot be demonstrated by December 28, 2010, Nasdaq will provide the Company written notification that the Company’s common stock will be delisted, at which time the Company may appeal the determination.

During the grace period described above, the Company will consider its alternatives, including whether to apply to transfer its common stock listing to the Nasdaq Capital Market, for which the MVPHS requirement is $1,000,000, should it determine that that would be in the best interests of its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VIRGINIA BANKSHARES, INC.
(Registrant)

Date: July 8, 2010	By:	/s/Charles F. Catlett, III
Charles F. Catlett, III
Senior Vice President and Chief Financial Officer